Exhibit 32(a)

CERTIFICATE OF THE

CHIEF EXECUTIVE OFFICER OF

UFP INDUSTRIES, INC.

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350):

I, William D. Schwartz, Jr., Chief Executive Officer of UFP Industries, Inc., certify, to the best of my knowledge and belief, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) that:

(1)         The report on Form 10-K for the year ended December 28, 2024, which this statement accompanies, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)         The information contained in this report on Form 10-K for the period ended December 28, 2024 fairly presents, in all material respects, the financial condition and results of operations of UFP Industries, Inc.

UFP INDUSTRIES, INC.

Date:	February 26, 2025	By:	/s/ William D. Schwartz, Jr.
William D. Schwartz, Jr.
		Its:	Chief Executive Officer and
Principal Executive Officer

The signed original of this written statement required by Section 906, or any other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to UFP Industries, Inc. and will be retained by UFP Industries, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.